SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                           The Securities Exchange Act


                          Date of Report July 12, 2004
                           (Date of Earliest Reported)


                          MILLENIUM HOLDING GROUP, INC.
                         (Name of Small Business Issuer)



   Nevada                        0-28431                       88-0109108
  (State of                    (Commission                  (I.R.S. Employer
Incorporation)                 File Number)               Identification Number)


                     12 Winding Road, Henderson Nevada 89052
           (Address of Principal Executive Offices Including Zip Code)


                                 (702) 492-7721
                         (Registrant's Telephone Number)

ITEM 5. OTHER EVENTS

On July 9, 2004 the Registrant entered into an Agreement and Plan of Merger with Sutura, Inc., a private Delaware corporation with its principal place of business located in Fountain Valley, CA. Sutura, Inc. is a medical device company that has developed a line of innovative, minimally invasive vessel closure devices to suture the puncture created in the femoral artery during catheter-based procedures, primarily in the fields of cardiology and radiology. Sutura has received 510(k) clearance from the FDA to sell its F8 & F6 SuperStitch(R) devices in the United States and has the CE mark permitting sale in Europe. Sutura has also met all of the registration requirements for selling the SuperStich(R) devices in Australia.

The Registrant and Sutura will contact their respective shareholders requesting their consent to this merger.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(b) Exhibits

     10 - Agreement and Plan of Merger
     99 - Press Release

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       Millenium Holding Group, Inc.


July 12, 2004                          By: /s/ Richard L. Ham
-------------                             ---------------------------
                                          Richard L. Ham, Director and President